UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2020

CORNING INCORPORATED

(Exact name of registrant as specified in charter)

New.York	1-3247	16-0393470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Riverfront Plaza, Corning, New York	14831
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (607) 974-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GLW	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2020, Corning Incorporated (the “Company”) announced temporary compensation actions in response to the impact of the global COVID-19 pandemic on the Company. Effective June 1, 2020, the base salary of the Company’s CEO will be reduced by 40% and each of the other named executive officers’ salary will be reduced by 30%. Each non-employee director’s cash compensation will be reduced by 40%. Additionally, the Company is taking action to reduce the salaries, from 5% to 30%, for all other salaried employees in the United States from June 1, 2020 through December 31, 2020. The Company will take similar actions outside the United States based on local regulations and mutual consent requirements. The Company is taking these and other actions to preserve cash in 2020, and will issue equity to each employee, including the named executive officers, in the form of restricted stock units and stock options, in an amount equivalent to the employee’s salary reduction on the grant date. Similarly, each non-employee director will receive restricted stock units in an amount equivalent to the director’s fee reduction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNING INCORPORATED

By:	/s/ Linda E. Jolly
Name:	Linda E. Jolly
Title:	Vice President and Corporate Secretary

Date: May 20, 2020